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                                  EXHIBIT 16.1


June 23, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         RE:       CHINA VENTURES LIMITED
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Dear Sir or Madam:

     I was previously the principal accountant for China Ventures Limited. On February 10, 2000, I resigned my appointment as principal accountant. I have read China Ventures Limited's statements, included under item 14 of its Form 10 dated June 2000, and agree with such statements.

Very truly yours,

/s/ Angel A. Suarez
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Angel A. Suarez